EXHIBIT 10.1.1

Amendment to

INVESTMENT MANAGEMENT TRUST AGREEMENT

Amendment to INVESTMENT MANAGEMENT TRUST AGREEMENT dated as of August 14, 2012 (this “Amendment”), by and between Australia Acquisition Corp., a Cayman Islands corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Trustee previously entered into the Investment Management Trust Agreement, dated as of November 15, 2010 (the “Trust Agreement”; capitalized terms used without definition herein shall have the meanings assigned to them in the Trust Agreement), pursuant to which the Property was delivered to the Trustee for holding in the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that if a Termination Letter has not been received by the Trustee by the 21-month anniversary of the Effective Date of the Registration Statement, the Trust Account must be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B thereto and distributed to the Public Shareholders of record on such 21-month anniversary date, and that such Section 1(i) may not be modified, amended or deleted under any circumstances;

WHEREAS, Section 2(c) of the Trust Agreement provides that except as provided in Sections 2(a) and 2(b) thereof, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) thereof;

WHEREAS, Section 7(c) of the Trust Agreement provides that except for Section 1(i) thereof (which may not be amended under any circumstances), the Trust Agreement or any provision thereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties thereto, and that no such change, amendment or modification (other than to correct a typographical error) may be made without the prior written consent of Cohen & Company Capital Markets, LLC;

WHEREAS, because the Company is in the acquisition process but will not be able to consummate such acquisition by the 21-month anniversary of the Effective Date of the Registration Statement, the Company is seeking to extend the date by which it must consummate its business acquisition from the 21-month anniversary of the Effective Date of the Registration Statement to the 24-month anniversary of the Effective Date of the Registration Statement;

WHEREAS, the Company is seeking shareholder approval for an amendment to its charter documents to extend its acquisition deadline, and in connection therewith the Company sent out a notice of special meeting and proxy to vote on such charter amendment;

WHEREAS, pursuant to a letter agreement dated June 14, 2011 and amended July 11, 2012 between the Company and The PrinceRidge Group LLC (as successor to Cohen & Company Capital Markets, LLC) (“PrinceRidge”), which acted as the representative of the underwriters in the IPO, pursuant to which PrinceRidge agreed to provide special financial advisory services in connection with a potential business transaction (the “Arrangement”), PrinceRidge waived its rights to receive the Deferred Fee (which was payable exclusively to the Representative and not to any other underwriter), so that neither PrinceRidge nor any of the other underwriters is entitled to receive monies from the Trust Account at closing of the Business Transaction and the Deferred Fee will be payable to (a) the Company or a designee thereof at closing of the Business Transaction or (b) the Company’s shareholders as described herein if the Business Transaction is not consummated and the Trust Account is liquidated as provided for herein;

WHEREAS, the parties wish to amend (a) Section 1(i) of the Trust Agreement to extend the termination date from the 21-month anniversary of the Effective Date of the Registration Statement to the 24-month anniversary of the Effective Date of the Registration Statement and to remove the restriction on further amendments of such Section 1(i), (b) Article 2 of the Trust Agreement to add a new Section 2(c) allowing distributions from the Trust Account for permitted redemptions by holders who elect to be cashed out (and to add a new Exhibit F to provide for such distributions, and to make conforming changes to Articles 2-4 to reflect the addition of new subsection (c) to Section 2), (c) Section 7(c) of the Trust Agreement so as to remove the restriction on further amendments of Section 1(i), and (d) Section 7(e) of the Trust Agreement to reflect current addresses for notices; and

WHEREAS, PrinceRidge has consented to the amendments contemplated hereby as required by Section 7(c) of the Trust Agreement.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.            Amendments.

a.          Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety so as to read as follows:

“(i)       Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by its Chief Executive Officer, President or Chairman of the Board and Secretary or Assistant Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 24-month anniversary of the Effective Date of the Registration Statement, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders of record on such 24-month anniversary date.  In the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the 24-month anniversary of the Effective Date of the Registration Statement, following the liquidation of the Property, the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders.”

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b.            The title of Section 2 is hereby amended and restated in its entirety so as to read “Limited Distributions from Trust Account”, and Sections 2(c) and 2(d) of the Trust Agreement are hereby amended and restated in their entirety so as to add a new Section 2(c) and re-number Sections 2(c) and 2(d) as new Sections 2(d) and 2(e), as follows:

“(c)          Upon written request from the Company, substantially in the form of Exhibit F attached hereto, the Trustee shall make distributions from the Trust Account relating to redemptions made by the holders of Ordinary Shares occurring prior to any consummation of any acquisition, including in connection with any proposed charter amendment to extend the date by which a transaction must be consummated under the Company’s charter documents.

(d)          The limited distributions referred to in paragraph 2(a) above shall be made only from income collected on the Property, and in no event shall the payments authorized by paragraphs 2(a) and 2(b) cause the amount in the Trust Account to fall below the amount initially deposited into the Trust Account.  Except as provided in paragraphs 2(a), 2(b) and 2(c) above, no other distributions from the Trust Account shall be permitted except in accordance with paragraph 1(i) hereof.

(e)          In all cases, the Company shall promptly provide PrinceRidge with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.”

c.            Sections 3(a) and 3(c) of the Trust Agreement are hereby amended and restated in their entirety so as to read as follows:

“(a)          Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer, Secretary or Assistant Secretary.  In addition, except with respect to its duties under paragraphs 1(i), 2(a), 2(b) and 2(c) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;”

“(c)          Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to paragraph 2(a), which fees shall be subject to modification by the parties from time to time.  It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to paragraphs 1(i) solely in connection with the consummation of the Company’s Business Transaction and 2(a), 2(b) and 2(c).  The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;”

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d.            Section 4(k) of the Trust Agreement is hereby amended and restated in its entirety so as to read as follows:

“(k)          Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to paragraphs 1(i), 2(a), 2(b) or 2(c) above.”

e.            Section 7(c) of the Trust Agreement is hereby amended and restated in its entirety so as to read as follows:

“(c)          This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  This Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification (other than to correct a typographical error) may be made without the prior written consent of PrinceRidge, who, along with each other underwriter, the parties specifically agree is and shall be a third party beneficiary for purposes of this Agreement.  In this regard, the Trustee may request an opinion from company counsel as to the legality of any proposed amendment as a condition to its executing said amendment.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.”

f.            Section 7(e) of the Trust Agreement is hereby amended and restated in its entirety so as to read as follows:

“(e)          Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:  Steven G. Nelson, Chairman, and Frank A. DiPaolo, CFO

Fax No.:  (212) 509-5150

if to the Company, to:

Australia Acquisition Corp.

Level 9 Podium, 530 Collins Street

Melbourne VIC 3000 Australia

Attn: Chief Executive Officer

Facsimile:    +61 3 9012 7475

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in either case with a copy to:

The PrinceRidge Group LLC

1633 Broadway, 28th Floor

New York, NY 10019

Attn: General Counsel

Facsimile: (646) 792-5610

g.          A new Exhibit F to the Trust Agreement is hereby added, in the form attached hereto.

h.          All references in the Trust Agreement to “Cohen & Company” or “Cohen & Company Capital Markets, LLC” shall be deemed references to PrinceRidge.

2.            Full Force and Effect. Except as expressly amended hereby, each provision of the Trust Agreement shall remain in full force and effect.

3.            Miscellaneous.

a.           Governing Law and Jurisdiction. This Amendment shall for all purposes be deemed to be made under and shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto consent to the personal jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any dispute hereunder.

b.           Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

c.           Counterparts. This Amendment may be executed in several counterparts each one of which shall constitute an original and together shall constitute one instrument. This Amendment may be delivered by facsimile or PDF transmission.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment to Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Steven Nelson
Name: Steven Nelson
Title: Chairman and President

AUSTRALIA ACQUISITION CORP.

By:	/s/ Peter Ziegler
Name: Peter Ziegler
Title: Chairman and Chief Executive Officer

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EXHIBIT F

Australia Acquisition Corp.

Level 9 Podium, 530 Collins Street

Melbourne, Victoria 3000 Australia

[September __, 2012] [or such other appropriate date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:  Steven Nelson and Frank Di Paolo

Re:        Trust Account No. – Redemption Distribution Letter

Ladies and Gentlemen:

Pursuant to paragraph 2(c) of the Investment Management Trust Agreement between Australia Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of November 15, 2010 (the “Trust Agreement”), this is to advise you that on or prior to [August 31, 2012] [or such other appropriate date] certain equity holders of the Company have been deemed to have elected to redeem their Ordinary Shares by not casting a vote on, by abstention or otherwise, or by voting against a proposed charter amendment to extend the date by which a transaction must be consummated under the Company’s charter documents from August 15, 2012 to [November 15, 2012] [or such other appropriate date], and by electing to have their Ordinary Shares redeemed by checking a box on the proxy card provided to them and surrendering their Ordinary Shares.

The Company hereby authorizes and directs you to distribute through the facilities of the DTC or otherwise, via wire transfer, on [September 7], 2012, to such redeeming holders, redemption monies in the aggregate amount of $_______ out of the approximately $_____ funds remaining in the Trust Account, representing $____ per redeeming Ordinary Share.

Very truly yours,

Australia Acquisition Corp.

By:
Peter Ziegler, Chairman and Chief Executive Officer

By:
, Assistant Secretary

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